Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

RUBBER LEAF INC：

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 333-277311 of Form S-1 of our report dated February 6, 2026, relating to the consolidated financial statements of Rubber Leaf Inc. (the Company), which is included in the Registration Statement on the Form S-1 Amendment No. 333-277311.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Rowland Heights, California

June 3, 2026